UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2004

ALLSTATE LIFE INSURANCE COMPANY

(Exact name of Registrant as Specified in Charter)

Illinois	0-31248	36-2554642
(State or other jurisdiction of organization)	(Commission File Number)	(IRS Employer Identification No.)

3100 Sanders Road
Northbrook, Illinois	60062
(Address of Principal Executive Offices)	Zip

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.              Entry into Material Definitive Agreement

Reinsurance Agreement and Retrocessional Reinsurance Agreement

Allstate Life Insurance Company (“ALIC”) and American Heritage Life Insurance Company (“AHL”) entered into a Reinsurance Agreement and a Retrocessional Reinsurance Agreement, effective December 31, 2004.

ALIC is a direct wholly owned subsidiary of Allstate Insurance Company, a direct wholly owned subsidiary of The Allstate Corporation.  AHL is a direct wholly owned subsidiary of American Heritage Life Investment Corporation, a direct wholly owned subsidiary of The Allstate Corporation.

AHL will cede certain blocks of life and annuity business to its affiliate, ALIC, effective December 31, 2004.  The reinsurance will be done on a 100% coinsurance basis.  The business to be reinsured can be divided into two groups:  1) a cession of annuities written by AHL and 2) a retrocession of life policies assumed by AHL from third party ceding companies.  These blocks represent roughly $390,000,000 of statutory reserves.  The reinsurance to ALIC will involve an initial asset transfer equal to the liabilities ceded followed by an ongoing exchange of premiums, benefits and expense provisions.  The retrocessional life block will not involve new business cessions, however the annuity reinsurance may cede new business.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ Mary J. McGinn
	Name:	Mary J. McGinn
	Title:	Vice President and Assistant Secretary

Dated:    December 30, 2004